As filed with the Securities and Exchange Commission on February 7, 2014

Registration No. 333- 175288

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRICURE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	34-1940305 (IRS Employer Identification Number)

6217 Centre Park Drive

West Chester, Ohio 45069

(513) 755-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Telephone: (513) 579-6469

Facsimile: (513) 579-6457

(Name, Address and Telephone Number of Agent for Service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-175288) filed on July 1, 2011, pertaining to Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, and Units of AtriCure, Inc.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued and unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Ohio, as of the 7th day of February, 2014.

ATRICURE, INC.

By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and
Chief Financial Officer